CONMED CORPORATION AMENDED AND RESTATED
2025 LONG-TERM INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AGREEMENT
AGREEMENT, dated as of the Grant Date set forth on Schedule I, between CONMED Corporation (the “Company”) and the Non-Employee Director (“Director”) of the Company elected at the 2025 Annual Shareholder Meeting, and as listed on Schedule I. Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 2025 Long-Term Incentive Plan (the “Plan”).
The parties hereto agree as follows:
1.    Grant of Restricted Stock Unit. In accordance with the Plan, there is hereby granted on the Grant Date to the Director restricted stock units (each, a “Unit”) in respect of the number of shares of the Company’s Common Stock set forth on Schedule I hereto under the terms and conditions set forth in this Agreement and the Plan, including Schedule I. A Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Director, subject to the terms and conditions of this Agreement, a share of the Company’s Common Stock, or, at the option of the Company, cash equal to the Fair Market Value thereof, on the Vesting Date (as defined below). Until such delivery, the Director has only the rights of a general unsecured creditor, and no rights as a shareholder, of the Company.
2.    Vesting, Termination and Expiration.

(a)    Vesting. Unless earlier terminated, forfeited, relinquished or expired, if (i) the Units are granted to a director elected at the annual shareholder meeting on or immediately preceding the Grant Date, they shall vest in full on the earlier of (x) the first anniversary of the Grant Date and (y) the date of the Company’s next annual meeting of shareholders following the Grant Date (the “Vesting Date”); provided that the Director has remained a director on the Company’s Board of Directors (the “Board”) from the Grant Date until the Vesting Date or (ii) the Units are granted to a director appointed other than at the annual shareholder meeting immedaitely preceding the Grant Date, the Units shall vest in full on the first anniversary of the Grant Date; provided that the Director has remained a director on the Board from the Grant Date until such anniversary date.
(b)    Accelerated Vesting. Notwithstanding subsection (a), the Units awarded herein shall vest and become immedatiely exercisable in the event of a Change in Control.
(c)    Termination. In the event that the Director ceases to be a member of the Board prior to the vesting set forth in subsection (a), any then unvested Units shall be automatically cancelled and forfeited; provided, however, that in the event of the Director’s death or Disability while serving as a member of the Board, the Units shall automatically vest in full on the date of such death or Disability.
(d)    Termination for Cause. In the event of the termination of the Director’s service by the Company for Cause, the Director’s rights in respect of any Units that are not vested shall immediately terminate.
(e)    Definitions.

1.    For purposes of this Agreement, a “Change in Control” shall mean the occurrence of any one of the following events: (i) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”, and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any of its subsidiaries, (B) by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Control Transaction (as defined in clause (ii) below), (ii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company (or any such type of transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders, whether for the transaction or the issuance of securities in the transaction or otherwise) (a ”Business Combination”), unless immediately following such Business Combination: (a) more than 50% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities prior to the Business Combination, (b) no person (other than any holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination) immediately following the consummation of the Business Combination becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions in clauses (a), (b), and (c) is referred to hereunder as a “Non-Control Transaction”); or (iii) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale of all or substantially all of its assets. Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

2.    “Cause” shall mean the willful and continued failure by the Director to substantially perform his or her duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness) or the willful engaging by the Director in conduct which is demonstrably and materially injurious to the Company or its affiliates.
3.    “Disability” shall mean with respect to the Director, the inability of the Director to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Internal Revenue Code of 1986, as amended, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
3.    Delivery of Shares. The Company shall deliver shares of the Company’s Common Stock in respect of vested Units (or, at the option of the Company, cash equal to the Fair Market Value thereof) to the Director (or, in the event of the Director’s death, to the Director’s estate or beneficiary) on or as soon as reasonably practicable, but in no event more than 60 days, following the earliest of (i) the Vesting Date, (ii) the date of the Director’s death, (iii) the date of the Director’s Disability, or (iv) the consummation of a Change in Control.
4.    No Dividend Equivalents. With respect to each Unit, if, prior to the Vesting Date, there occurs a distribution of any regular cash dividend paid by the Company in respect of the Common Stock the record date for which occurs on or after the Grant Date (as specified in Schedule I), the Director shall not be entitled to receive on the Vesting Date an amount in cash or stock equal to such regular dividend payment as would have been made in respect of the shares of the Company’s Common Stock underlying the Unit not yet delivered.
5.    Withholding. The Director shall be solely responsible for satisfying and paying all taxes arising from or due in connection with the grant, vesting and/or settlement of the Units, and the Company shall have no liability or obligation related to the foregoing
6.    Authority. The Committee shall have final authority to interpret and construe this Agreement and to make all determinations thereunder, and its decisions shall be final, binding and conclusive upon all persons, including the Director and the Director’s legal representative.
7.    Amendment. This Agreement may not be amended in any manner, except by an instrument in writing signed by the parties hereto.
8.    Transferability. The Units are not assignable or transferable, and no right or interest of the Director shall be subject to any lien, obligation or liability of the Director, except by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, the Committee may, subject to the terms and conditions it may specify, permit the Director to transfer the Unit to one or more of his immediate family members (i.e., his spouse and issue, including adopted and step children) or to trusts established in whole or in part for the benefit of the Director and/or one or more of such immediate family members. During the lifetime of the Director, the Unit shall be payable only to the Director or to the immediate family member or trust to whom such Unit has been transferred pursuant to the immediately preceding sentence.

9.    No Rights of Employment. This Agreement shall not be construed as giving the Director any right to continue in the employ or service of the Company or any subsidiary or limit in any way the rights of the Company, or any subsidiary, to terminate employment or service of the Director at any time.
10.    Entire Agreement. The Plan is incorporated herein by reference. This Agreement, the Plan and such other documents as may be executed in connection with the payment of the Units constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.
11.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice or conflict of laws provisions hereof.
12.    Successors. This Agreement shall be binding upon the Company and the Director and their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

SCHEDULE I
TO
RESTRICTED STOCK UNIT AGREEMENT

Participant Name: Grant Date: Number of Units Granted:	#ParticipantName# #GrantDate# #QuantityGranted#